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                                                                   EXHIBIT 10.29


                                               February 28, 2000

PricewaterhouseCoopers LLP
1301 Avenue of the Americas
New York, New York  10019


Ladies and Gentlemen:

At December 31, 1999, current liabilities of Prodigy Communications Corporation ("Prodigy") exceeded current assets by $117.8 million. Included in this amount are loans payable to Banco Inbursa, S.A. which were arranged under the auspices of Carso Global Telecom in the amount of $110.2 million.

This letter serves to confirm the following:

1. Telefonos de Mexico, S.A. de C.V. or any of its subsidiaries (TELMEX) will provide additional funding up to $200.0 million, either through capital and/or debt financing, to allow Prodigy to continue as a going concern for one year from the date of this letter.

2. TELMEX has available capital and/or debt financing facilities necessary to support Prodigy's funding requirements for one year from the date of this letter.


Sincerely,

/s/ Adolfo Cerezo

Adolfo Cerezo
Chief Financial Officer